Exhibit 99.1

ConnectOne Bancorp, Inc. Signs Definitive Agreement to Acquire

Bancorp of New Jersey, Inc.

ENGLEWOOD CLIFFS, N.J., August 16, 2019 — ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (“ConnectOne or “Company”), parent company of ConnectOne Bank, and Bancorp of New Jersey, Inc. (NYSEAM: BKJ) (“Bancorp of New Jersey”), parent company of Bank of New Jersey, are pleased to jointly announce a definitive agreement under which ConnectOne will acquire Bancorp of New Jersey. The transaction reflects an in-market acquisition of an institution similar in several ways including its focus on commercial clients, location of its offices, and its core processing provider.  The acquisition is intended to accelerate ConnectOne’s strategic focus on increasing client relationships, capitalizing on growth opportunities throughout the Company’s New York and New Jersey target metropolitan market, and maintaining best-in-class efficiency.  Enhanced scale from the transaction is designed to further leverage ConnectOne’s leading technology infrastructure to drive efficiencies, and position ConnectOne for additional future growth.

Key Transaction Highlights:

•                  Strengthens ConnectOne’s scale and competitive position in the New York metro market and as one of New Jersey’s largest independent banks

•                  Bancorp of New Jersey will add approximately $800 million of deposits and loans to ConnectOne

•                  In-market acquisition of a complementary banking model utilizing the same core systems and with direct geographic overlap creating economies of scale with significant synergies and identified cost-savings

•                  ConnectOne has a high level of familiarity with Bancorp of New Jersey’s franchise and client base

•                  ConnectOne will provide expanded technology offerings and a broader product suite, including C&I, consumer, and SBA lending capabilities to Bancorp of New Jersey’s clients

•                  The structure of the transaction enables ConnectOne to accretively deploy excess capital while preserving strong capital ratios and future capital flexibility

•                  The acquisition is projected to create long-term value for shareholders and increase the scarcity value of ConnectOne’s franchise

Key Financial Impact Highlights:

•                  EPS accretive: Approximately 5% accretive to ConnectOne’s earnings per share (on a fully phased in basis), excluding the impact of potential revenue enhancement opportunities

•                  Reasonable tangible book value dilution: Approximately 3% dilutive to tangible book value per share at closing

•                  Acceptable tangible book value earnback period: Earnback of tangible book value dilution projected to be approximately 3.5 years using the cross-over method and excluding any contemplated revenue enhancements

•                  Pro forma combined company total assets of $7.0 billion, deposits of $5.4 billion, and loans of $5.9 billion (as of June 30, 2019)

Under the terms of the agreement, Bancorp of New Jersey shareholders will have the right to receive, for each share of Bancorp of New Jersey common stock either 0.78 shares of ConnectOne common stock. or $16.25 in cash. Bancorp of New Jersey shareholders will have the right to elect all stock consideration, all cash consideration or a combination thereof, subject to customary pro-ration procedures which will result in an aggregate stock/cash consideration mix of 80%/20%.  The transaction is presently valued at approximately $113 million in the aggregate, or approximately $15.48 per Bancorp of New Jersey share, based upon the closing common stock price of $19.60 for ConnectOne Bancorp as of August 15, 2019.

The transaction has been unanimously approved by the Board of Directors of both companies and is expected to be completed in the first quarter of 2020, subject to approval by shareholders of both

Bancorp of New Jersey and ConnectOne, as well as regulatory approvals and other customary closing conditions.

“This is a financially savvy, in-market acquisition with strong economics to enhance our powerful franchise. The accretive transaction demonstrates our commitment to deliver attractive long-term returns for our shareholders and strongly supports our defined growth strategy which includes opportunistic growth through M&A,” commented Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer. “Bancorp of New Jersey is a natural fit for ConnectOne given its commercial business focus, overlapping geographic footprint, shared client base and the considerable synergies that are expected. We look forward to continuing to deliver extraordinary client service to all Bancorp of New Jersey and ConnectOne clients, and enhancing value to our shareholders.”

“This is an exciting opportunity to join a like-minded, high-performing commercial bank with considerable franchise value and growth potential,” said Nancy E. Graves, Bancorp of New Jersey’s President and Chief Executive Officer. “ConnectOne shares our relationship-centric business culture, and together we will provide our clients with growth opportunities by increasing the breadth of products and services, higher lending limits and leading edge technology. We are proud of what we have accomplished for our shareholders, customers and communities and can best leverage what we have built through partnering with ConnectOne. We are pleased to continue to work on behalf of our valued customers and communities with Frank and his team.”

Effective at the closing of the transaction, one current director of Bancorp of New Jersey’s board will join the Board of Directors of both ConnectOne Bancorp, Inc. and ConnectOne Bank.

Keefe, Bruyette & Woods, Inc., a Stifel Company, served as financial advisor to ConnectOne and Squire Patton Boggs (US) LLP served as its legal counsel.  Sandler O’Neill & Partners, L.P. served as financial advisor to Bancorp of New Jersey and Holland & Knight LLP served as its legal counsel.

Conference Call, Webcast and Investor Presentation

ConnectOne will host a conference call and audio webcast at 10:00 a.m. ET on August 16, 2019 to review the proposed transaction.  Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 1-201-689-8471, access code 13693816. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the “Shareholders” link on the Company’s website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on August 16, 2019 and ending on August 23, 2019 by dialing 1-412-317-6671, access code 13693816. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

An investor presentation discussing the proposed transaction will be available for download by approximately 8:00 a.m. ET on Friday, August 16, 2019 at the “Shareholders” link on the Company’s website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey.   ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol “CNOB,” and information about ConnectOne may be found at https://www.connectonebank.com.

About Bancorp of New Jersey, Inc.

Founded in 2006, Bancorp of New Jersey, Inc. is the holding company for Bank of New Jersey, which provides traditional commercial and consumer banking products and services. The Bank’s corporate office is in Englewood Cliffs and the Bank currently operates out of 9 branch offices located in Fort Lee, Hackensack, Haworth, Englewood Cliffs, Englewood, Cliffside Park, and Woodcliff Lake. For more information about Bank of New Jersey and its products and services, please visit http://www.bonj.net.

IMPORTANT INFORMATION ABOUT THE MERGER

In connection with the proposed merger with Bancorp of New Jersey, ConnectOne will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of ConnectOne’s common stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus of Bancorp of New Jersey and ConnectOne which will be sent to the shareholders of Bancorp of New Jersey and ConnectOne seeking their respective approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT CONNECTONE, BANCORP OF NEW JERSEY, AND THE PROPOSED TRANSACTION.

A free copy of these documents, as well as other filings containing information about ConnectOne and Bancorp of New Jersey, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ConnectOne at the “Investor Relations” section of ConnectOne’s web site at www.connectonebank.com or from Bancorp of New Jersey at the “Investor Relations” section of Bancorp of New Jersey’s website at www.bonj.net. Copies of the Joint Proxy Statement/Prospectus can also be obtained, free of charge, when available by directing a request to ConnectOne Bancorp, Inc., 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Laura Criscione, Corporate Secretary or to Bancorp of New Jersey, Inc., 1365 Palisade Ave, Fort Lee, New Jersey 07024, Attention: Corporate Secretary.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise. No offer of securities or solicitation will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The communication is not a substitute for the Registration Statement that will be filed with the SEC or the Joint Proxy Statement/Prospectus.

FORWARD-LOOKING STATEMENTS

All non-historical statements in this press release (including without limitation statements regarding the pro forma effect of the proposed transaction, cost savings, anticipated expense totals, the accretive nature of the proposed transaction, revenue enhancement opportunities, anticipated capital ratios and capital, positioning, value creation, growth prospects and timing of the closing) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ConnectOne and Bancorp of New Jersey, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. Except to the extent required by applicable law or regulation, ConnectOne and Bancorp of New Jersey assume no duty to update forward-looking statements.

In addition to factors previously disclosed in ConnectOne’s and Bancorp of New Jersey’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the acquisition, including approval by shareholders of Bancorp of New Jersey and ConnectOne, on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating Bancorp of New Jersey’s business or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; changes in ConnectOne’s stock price before closing, including as a result of the financial performance of Bancorp of New Jersey prior to closing; the reaction to the transaction of the companies’ clients, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Further information regarding ConnectOne, Bancorp of New Jersey and factors which could affect the forward-looking statements contained herein can be found in ConnectOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the SEC, and in Bancorp of New Jersey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the SEC.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

PROXY SOLICITATION

ConnectOne, Bancorp of New Jersey and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Bancorp of New Jersey and ConnectOne in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about ConnectOne, and its directors and executive officers, may be found in the definitive proxy statement of ConnectOne relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 22, 2019, and other documents filed by ConnectOne with the SEC. Additional information about Bancorp of New Jersey, and its directors and executive officers, may be found in the definitive proxy statement of Bancorp of New Jersey relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 22, 2019, and other documents filed by Bancorp of New Jersey with the SEC. These documents can be obtained free of charge from the sources described above.

ConnectOne Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Bancorp of New Jersey Investor Contact:

Nancy E. Graves
President & CEO
201.720.3200; ngraves@bonj.net

ConnectOne Media Contact:

Thomas Walter, MWWPR

202.600.4532; twalter@mww.com